                                                                    EXHIBIT 99.1

------------------------------------
 W. R. Berkley Corporation                                               NEWS
 165 Mason Street, P.O. Box 2518                                         RELEASE
 Greenwich, Connecticut 06836-2518
 (203) 629-3000
------------------------------------

FOR IMMEDIATE RELEASE                                    CONTACT:
                                                         Eugene G. Ballard
                                                         Senior Vice President -
                                                         Chief Financial Officer
                                                         and Treasurer
                                                         203-629-3000

            W. R. BERKLEY CORPORATION ANNOUNCES FIRST QUARTER RESULTS
                    OPERATING INCOME PER SHARE UP 60 PERCENT

     Greenwich, CT, April 26, 2001 -- W. R. Berkley Corporation (NASDAQ: BKLY) today reported that revenues for the first quarter of 2001 increased six percent to $449 million from $423 million for the same period in 2000. Net premiums written rose 12 percent in the first quarter to $432 million. The premium growth was led by the specialty segment, which reported a 55 percent increase in net premiums written.

     Operating income for the first quarter of 2001 was $9.1 million, or 32 cents per diluted share, compared with $5.2 million, or 20 cents per diluted share, for the first quarter of 2000. Net income for the first quarter was $10.3 million, or 36 cents per diluted share, compared with $4.3 million, or 17 cents per diluted share, for the same 2000 period. Net income includes realized investment gains, which are not part of operating income.

     The earnings per share for the first quarter of 2001 reflect the increase in average shares outstanding as a result of the issuance of 3.1 million shares of common stock on March 6, 2001. The Company received net proceeds of $121 million from the offering.



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W.R. Berkley Corporation                                                      2
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     Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "The insurance operating results for the quarter were generally in line with our expectations. The increase in premium volume was a result of price increases, as policy counts declined. Underwriting results improved from the prior period. We were disappointed with the investment returns from our merger arbitrage account, which were approximately one hundred basis points below the average quarterly returns of past years. This shortfall would have represented after-tax earnings of approximately $3 million or 10 cents per share. While the merger arbitrage result was unsatisfactory for the quarter, we have not lowered our long-term expected returns from this segment of our investment portfolio.

     "The improvements in our businesses continue. The regional operations are showing continued improvement despite increased storm losses. Their policy count is down, and price increases average over 10 percent.

     "The alternative markets business shows all the signs of a tightening market. Volume is up, profits are improving and we believe the most dramatic changes in this segment of our business will be reflected in 2002 and beyond.

     "Our international business has shown substantial increases in volume and profitability. The life insurance business in the Philippines has begun to achieve the results we planned, and the Argentine business continues to perform well, led by the excellent performance of its property casualty business.

     "The reinsurance business had a difficult quarter. As we previously stated, we have taken dramatic steps to refocus this business, and as a consequence, premium volume is down. We expect the reinsurance business to have a challenging year in 2001 but to see the benefits of our efforts reflected in 2002.



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W.R. Berkley Corporation                                                      3
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     "Our specialty insurance business is continuing to achieve double-digit price increases and represents an increasing portion of our insurance premiums. During the first quarter, the specialty business represented 25 percent of our net written premiums compared with 18 percent in the same period of the prior year. We are especially pleased with the dramatic improvement in commercial transportation this quarter. Underwriting results for this segment indicate substantial improvement in the current accident year; we believe a cautious assessment of these improvements is required. It is clear that the insurance marketplace is tightening at an increasing pace, allowing for the continuing ability to raise prices and strengthen underwriting standards. Our enthusiasm for the next several years is undiminished," Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, catastrophe and storm losses, legislative and regulatory developments, investment results, availability and use of reinsurance, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.



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W. R. Berkley Corporation                                                      4
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
                            W. R. BERKLEY CORPORATION
                      Consolidated Statements of Operations
                  (Amounts in thousands except per share data)

                                                 For the Three Months
                                                    Ended March 31,
                                             ---------------------------
                                                2001              2000
                                                ----              ----
Revenues:
  Net premiums written                       $ 431,911         $ 385,761
  Change in unearned premiums                  (52,976)          (27,017)
                                             ---------         ---------
    Premiums earned                            378,935           358,744
  Net investment income                         50,430            46,928
  Service fees                                  17,592            16,526
  Realized investment gains                      1,836               468
  Other income                                     360               658
                                             ---------         ---------
    Total revenues                             449,153           423,324
                                             ---------         ---------

Expenses:
  Losses and loss expenses                     271,468           261,759
  Other operating expenses                     152,623           145,357
  Interest expense                              11,450            12,493
  Restructuring charge                              --             1,850
                                             ---------         ---------
      Total expenses                           435,541           421,459
                                             ---------         ---------
    Income before income taxes
      And minority interest                     13,612             1,865

Income tax (expense) benefit                    (2,484)            2,652
Minority interest                                 (862)             (171)
                                             ---------         ---------

    Net Income                               $  10,266         $   4,346
                                             =========         =========
Net income per share:
     Basic                                   $     .38         $     .17
                                             =========         =========
     Diluted                                 $     .36         $     .17
                                             =========         =========
Average shares outstanding:
     Basic                                      26,949            25,617
                                             =========         =========
     Diluted                                    28,255            25,679
                                             =========         =========



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W. R. Berkley Corporation                                                      5
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
                            W. R. BERKLEY CORPORATION
                       Supplemental Information by Segment
                             (Amounts in thousands)
                                                       For the Three Months
                                                        Ended March 31,
                                                     -------------------------
                                             2001                2000           % Change
                                           ---------           ---------        --------
Specialty Insurance:
  Net premiums written                     $ 106,023           $  68,262           55%
  Pre-tax operating income (1)                 7,868               3,918          101%
  Loss ratio                                    68.4%               78.3%
  Expense ratio                                 31.6%               33.2%
  Policyholders' dividend ratio                  0.1%                 --
  Statutory combined ratio                     100.1%              111.5%
Alternative Markets (2):
  Net premiums written                     $  46,556           $  35,976           29%
  Pre-tax operating income (1)                 8,805               6,415           37%
  Loss ratio                                    78.9%               86.8%
  Expense ratio                                 26.7%               25.4%
  Statutory combined ratio                     105.6%              112.2%
Reinsurance (2):
  Net premiums written                     $  74,375           $  88,754          -16%
  Pre-tax operating income (1)                 2,686               7,074          -62%
  Loss ratio                                    76.5%               70.7%
  Expense ratio                                 31.8%               34.6%
  Statutory combined ratio                     108.3%              105.3%
Regional Insurance:
  Net premiums written                     $ 171,233           $ 166,348            3%
  Pre-tax operating income (1)                 5,232               1,424          267%
  Loss ratio                                    70.8%               73.2%
  Expense ratio                                 32.5%               33.1%
  Policyholders' dividend ratio                  0.9%                 .5%
  Statutory combined ratio                     104.2%              106.8%
International (3):
  Net premiums written                     $  33,724           $  26,421           28%
  Pre-tax operating income (1)                 2,088                 915          128%
  Loss ratio                                    64.1%               55.5%
  Expense ratio                                 37.7%               40.9%
  Statutory combined ratio                     101.8%               96.4%
Combined:
  Net premiums written                     $ 431,911           $ 385,761           12%
  Pre-tax operating income (1)                26,679              19,746           35%
  Loss ratio                                    71.8%               73.4%
  Expense ratio                                 31.9%               33.1%
  Policyholders' dividend ratio                   .4%                 .2%
  Statutory combined ratio                     104.1%              106.7%
  GAAP combined ratio                          106.0%              107.0%


(1) Pre-tax operating income represents segment earnings before realized investment gains, restructuring charges and minority interest.

(2) Effective January 1, 2001, management responsibility and financial reporting for alternative markets business produced through traditional reinsurance intermediaries was transferred from the alternative markets segment to the reinsurance segment. Segment information for the prior period has been restated to reflect the change.

(3) International includes life insurance premiums of $7.9 million and $8.3 million for the three months ended March 31, 2001 and 2000, respectively. Life insurance results are not included in the ratios.



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W. R. Berkley Corporation                                                      6
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
                            W. R. BERKLEY CORPORATION
                      Consolidated Supplemental Information
                  (Amounts in thousands except per share data)
                                             For the Three Months
                                                 Ended March 31,
                                             --------------------
                                             2001             2000
                                             ----             ----
After-tax earnings amounts:
--------------------------
Operating income (1)                        $  9,073         $  5,245
Restructuring charge                              --           (1,203)
Realized investment gains                      1,193              304
                                            --------         --------
    Net income                              $ 10,266         $  4,346
                                            ========         ========

After-tax earnings per diluted share:
------------------------------------
Operating income (1)                        $    .32         $    .20
Restructuring charge                              --             (.05)
Realized investment gains                        .04              .02
                                            --------         --------
    Net income                              $    .36         $    .17
                                            ========         ========
Cash flow from operations before
  increase in trading account               $  7,101         $ 17,209
                                            ========         ========


Balance sheet information:                 March 31,      December 31,
-------------------------                    2001             2000
                                          ----------       ----------
Total investments (2)                     $3,254,679       $3,111,602
Total assets                               5,216,866        5,022,070
Reserves for losses and loss expenses      2,538,650        2,533,917
Long-term debt                               370,257          370,158
Trust preferred securities                   198,179          198,169
Stockholders' equity                         833,178          680,896
Common shares outstanding                     28,977           25,656
Stockholders' equity per share (3)             28.75            26.54


(1) Operating income includes after-tax catastrophe losses of $5.4 million, or 19 cents per diluted share, for the first quarter of 2001 compared to $5.2 million, or 20 cents per diluted share, for the first quarter of 2000.

(2) Investments include trading account receivable from broker and clearing organizations and trading securities sold but not yet purchased.

(3) The calculation of stockholders' equity per share includes net after-tax unrealized gains of $38.5 million and $19.4 million as of March 31, 2001 and December 31, 2000, respectively.